Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports First Quarter 2019 Results

NEW YORK, May 2, 2019 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2019.

First Quarter 2019 Investment Highlights:

•	Invested $1.5 million in two investments

•	Received full call proceeds of $17.5 million from three investments

•	Received partial pay downs proceeds of $2.0 million from five investments

Investment Activity in the First Quarter 2019 Included:

•	Invested $1.5 million in The Queensborough Company, Fixed Rate Cumulative Perpetual Preferred Stock Series A, 9%

•	Invested $94,000 in The Queensborough Company, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, 9%

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of March 31, 2019 (excluding cash and cash equivalents) was approximately 9.29%.

First Quarter 2019 Financial Results

Net investment income was $2,481,830 or $0.38 per share, comprised of $4,235,550 gross income and $1,753,720 of expenses. Net Assets at quarter end were $141,788,309. The Company’s Net Asset Value was $21.63 per share. The unrealized appreciation of the portfolio increased by $1,414,753, or $0.22.

In the first quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on March 26, 2019 to shareholders of record at the close of business on March 19, 2019.

The Company had $38 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 21% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2019, the Company had total assets of $181,317,601 consisting of total investments of $173,064,511, cash of $5,566,326 and other assets of $2,686,764.  Other assets include interest and dividends receivable of $1,936,971 and prepaid assets of $749,793.

During the quarter, the Company invested a total of $1,546,000 in The Queensborough Company Fixed Rate Cumulative Perpetual Preferred Series A and B, 9%. The Company received full call proceeds of $17,464,932 from three investments and partial pay downs of $1,999,293 from five investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 2, 2019 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 15, 2019. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13689427. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2019	December 31, 2018
Assets
Investments in securities, at fair value (cost: $173,545,428 and $190,966,167 respectively)	$173,064,511	$189,070,497
Cash	5,566,326	2,831,334
Receivable for investment securities redeemed	-	428,000
Interest and dividends receivable	1,936,971	3,056,292
Prepaid assets	749,793	827,666
Total assets	181,317,601	196,213,789

Liabilities
Loan payable	38,000,000	51,000,000
Dividends payable	-	3,406,057
Investment advisory fee payable	783,180	871,281
Loan interest payable	238,916	76,117
Directors fee payable	1,534	13,325
Accrued expenses payable	505,662	467,388
Total liabilities	39,529,292	55,834,168
Net Assets	$141,788,309	$140,379,621

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,555	$6,550
Paid-in-Capital	143,778,146	145,025,061
Accumulated net investment gain (loss)	74,913	(1,257,435)
Accumulated net realized loss on investments	(1,590,388)	(1,498,885)
Net unrealized depreciation on investments	(480,917)	(1,895,670)
Net Assets	$141,788,309	$140,379,621

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,554,983	6,550,110
Net asset value per common share	$21.63	$21.43
Market price per share	$21.43	$19.30
Market price discount to net asset value per share	-0.93%	-9.94%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	March 31, 2019	December 31, 2018
Investment Income
Interest	$3,056,839	$3,457,576
Dividends	1,056,299	1,188,628
Origination fee income	13,527	8,790
Other Income (service fees and due diligence fees)	108,885	57,286
Total Investment Income	4,235,550	4,712,280

Expenses
Investment advisory fees	783,180	871,281
Interest expense	527,794	570,584
Professional fees	113,772	180,337
Directors’ fees	56,959	53,669
Transfer agent, custodian fees and administrator fees	51,031	55,172
ABA marketing and licensing fees	36,875	37,694
Bank administration fees	36,251	27,057
Investor relations fees	30,526	26,204
Delaware franchise tax	21,420	22,419
Insurance expense	17,753	18,148
Valuation fees	16,707	16,489
Printing	8,648	8,673
Miscellaneous fees (proxy, rating agency, etc.)	52,804	54,861
Total expenses	1,753,720	1,942,588
Net Investment Income	$2,481,830	$2,769,692

Realized and Unrealized Gain / (Loss) on Investments
Net realized loss on investments	$(91,503)	$(7,248)
Net change in unrealized appreciation / (depreciation) on investments	1,414,753	(3,371,852)
Net realized and unrealized gain / (loss) on investments	1,323,250	(3,379,100)
Net Increase / (Decrease) in Net Assets Resulting From Operations	$3,805,080	$(609,408)

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three
Months Ended
March 31, 2019
Per Share Operating Performance
Net Asset Value, beginning of period	$21.43

Net investment income(1)	$0.38
Net realized and unrealized gain on investments(1)	$0.20
Total from investment operations	$0.58

Less distributions to shareholders
From net investment income	$(0.38)
Total distributions	$(0.38)

Net asset value, end of period	$21.63

Per share market value, end of period	$21.43

Total Investment Return (2)
Based on market value	13.10%
Based on net asset value	2.81%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$141.8

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	5.04%
Expenses after waivers(5)*	5.04%
Net investment income(6)*	7.13%
Portfolio turnover rate **	1%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$38,000
Asset coverage per $1,000 for revolving credit agreement(7)	4,731

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.52%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.77%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.77%.
(6)	Ratio of net investment income to average managed assets equals 5.33%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not - annualized